UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K/A
Amendment No.1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2016

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 South Stonelake Blvd.
Austin, Texas, 78759-5749
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Bazaarvoice, Inc. (the “Company”) is furnishing this Amendment on Form 8-K/A to its Form 8-K furnished on June 2, 2016 in order to correct an error in the Company’s Unaudited Financial Statements for the quarter and fiscal year ended April 30, 2016, which was included in the press release the Company issued on June 2, 2016 relating to the Company's fiscal year 2016 financial results.

Subsequent to the issuance of the press release, the Company determined that it had incorrectly calculated the change in fair value of its derivative instruments used to hedge certain net exposures of non-U.S. dollar denominated assets and liabilities. The Company’s other income for the fourth quarter of fiscal 2016 was $31,000 instead of $767,000 as initially reported. The Company’s other expense for fiscal year 2016 was $522,000 instead of other income of $214,000 as initially reported.

This change affects the Company’s reported GAAP net loss for the quarter, which was $7.1 million instead of $6.4 million as initially reported, and the GAAP net loss per diluted share for the quarter, which was $0.09 per diluted share instead of $0.08 as initially reported. GAAP net loss for the year was $25.3 million instead of $24.6 million as initially reported, and GAAP net loss per diluted share for the year, was $0.31 per diluted share instead of $0.30 as initially reported.

Attached hereto as Exhibit 99.1 is an amended copy of the financial tables to the press release with the corrected net loss and earnings per share information, as well as corresponding adjustments to the reconciliation of GAAP to Non-GAAP financial information. In addition, the correction of the error resulted in certain adjustments to the condensed consolidated balance sheet and condensed consolidated statement of cash flows as of April 30, 2016, as well as the selected quarterly financial and operational metrics for the quarter, which are also reflected in Exhibit 99.1. Adjusted EBITDA was unchanged for all periods presented.

The information in this Form 8-K/A, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The filing of this Form 8-K/A and the furnishing of the information contained herein is not intended to, and does not, constitute a determination or admission by the Company as to the materiality of any information contained herein or in any exhibit hereto or that the information provided includes material investor information that was not previously publicly available.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Updated Financial Tables to the Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary

Date: June 13, 2016

EXHIBIT INDEX

Exhibit No.    Description

99.1	Updated Financial Tables to the Press Release